UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

PERRIGO COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Ireland	333-190859	Not Applicable
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Sir John Rogerson’s Quay, Dublin 2 Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 6040031

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes due 2016, Senior Notes due 2018, Senior Note due 2023 and Senior Notes due 2043

Overview

On November 8, 2013, Perrigo Company Limited (the “Issuer”), issued $500,000,000 aggregate principal amount of its 1.30% Senior Notes due 2016 (the “2016 Notes”), $600,000,000 aggregate principal amount of its 2.30% Senior Notes due 2018 (the “2018 Notes”), $800,000,000 aggregate principal amount of its 4.00% Senior Notes due 2023 (the “2023 Notes”) and $400,000,000 aggregate principal amount of its 5.30% Senior Notes due 2043 (the “2043 Notes” and, together with the 2016 Notes, the 2018 Notes and the 2023 Notes, the “Notes”) pursuant to an indenture, dated as of November 8, 2013, among the Issuer, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Indenture”), governing the Notes.

The 2016 Notes will bear interest at the rate of 1.30% per annum, the 2018 Notes will bear interest at the rate of 2.30% per annum, the 2023 Notes will bear interest at the rate of 4.00% per annum and the 2043 Notes will bear interest at the rate of 5.30% per annum. Interest on the 2016 Notes and 2018 Notes is payable on May 8 and November 8 of each year, beginning on May 8, 2014. Interest on the 2023 Notes and 2043 Notes is payable on May 15 and November 15 of each year, beginning on May 15, 2014. The 2016 Notes will mature on November 8, 2016, the 2018 Notes will mature on November 8, 2018, the 2023 Notes will mature on November 15, 2023, and the 2043 Notes will mature on November 15, 2043.

The Issuer intends to use the net proceeds from this offering, together with the proceeds from the Term Loan Credit Facilities and cash on hand, and to the extent necessary, the Cash Bridge Credit Facility and the Debt Bridge Credit Facility, to finance the cash payable in connection with the proposed acquisition (the “Acquisition”) by the Issuer and Perrigo Company (“Perrigo”) of Elan Corporation, plc (“Elan”) pursuant to the previously announced transaction agreement among Elan, Perrigo, Leopard Company, Habsont Limited and Blisfont Limited, dated as of July 28, 2013, to refinance certain outstanding indebtedness of Perrigo and to pay fees and expenses related to Transactions.

Pending consummation of the Acquisition, the net proceeds from this offering have been deposited into an escrow account.

Notes and the Indenture

Escrow of Proceeds; Special Mandatory Redemption

The net proceeds of the offering have been deposited into a segregated escrow account. The net proceeds of the Notes will be pledged as security for the benefit of the noteholders. If the Transaction Agreement is terminated or the Acquisition is not consummated on or prior to July 29, 2014, proceeds from the offering will be used to finance, in part, the redemption of the Notes at a redemption price of 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to, but not including, the redemption date. In addition, any interest payment required to be made in respect of an interest payment date that occurs on or prior to the Long Stop Date will be paid out of the net proceeds from the offering.

Perrigo Company will agree to fund to the Issuer any additional amounts required to satisfy any payment obligation owing in respect of the Notes, including the Special Mandatory Redemption Price, to the extent the escrow funds are insufficient to satisfy such obligation.

Ranking

Prior to the consummation of the Acquisition, the Notes will be secured by the net proceeds of the offering held in the escrow account. Following the consummation of the Acquisition, the Notes will be the unsecured, senior obligations of the Issuer and will rank equally with all of the Issuer’s other unsecured senior indebtedness. The notes will be effectively subordinated to any existing or future secured obligations of the Issuer, to the extent of the value of the collateral securing such other obligations and senior in right of payment to any obligations of the Issuer that are by their terms expressly subordinated or junior in right of payment to the Notes. They will be structurally subordinated to the obligations of the Issuer that do not guarantee the Notes.

Guarantees

The Notes are fully and unconditionally guaranteed on an unsubordinated unsecured basis by certain of the Issuer’s subsidiaries. Substantially concurrently with the consummation of the Acquisition and the release of the escrow property from the escrow account, the Notes will be fully and unconditionally guaranteed on an unsubordinated unsecured basis by Perrigo Company, a Michigan corporation (“Perrigo”) and certain of its subsidiaries that will guarantee the Issuer’s term loan credit facility and unsecured revolving credit facility. Within 60 days after the consummation of the Acquisition, the Notes will be fully and unconditionally guaranteed on an unsubordinated unsecured basis by Elan and certain of Elan’s subsidiaries that will guarantee the Issuer’s unsecured revolving credit facility and the term loan credit facility.

Optional Redemption

We may redeem the Notes of any series, in whole or in part, at any time or from time to time at the applicable make-whole premium redemption price.

Change of Control

If we experience certain kinds of changes of control, unless we have exercised our option to redeem the Notes, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, on the applicable Notes repurchased to, but not including, the date of repurchase.

Covenants

The Indenture contains covenants, including:

•	limitations of the Issuer’s ability and the ability of its restricted subsidiaries to sell or transfer any principal property with the intention of taking back a lease on such property;

•	limitations of the Issuer’s ability and the ability of its restricted subsidiaries to create liens on certain assets to secure debt; and

•	limitations on the activities of the Issuer prior to the consummation of the Acquisition

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or would require the principal and accrued interest on the affected series of Notes to become due and payable immediately without any declaration.

The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On November 8, 2013, the Issuer and the guarantors of the Notes entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuer and the guarantors of the Notes have agreed that they will (1) prepare and file with the SEC a registration statement on the appropriate form, and (2) if the Issuer and the guarantors are not permitted to consummate the exchange offer because it is not permitted by applicable law, the Issuer and guarantors will prepare and file with the SEC a shelf registration statement and use their reasonable best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuer and the guarantors have agreed to use their commercially reasonable efforts to cause the Exchange Offer to be consummated not later than 365 days after the issue date of the Notes.

If the Issuer fails to satisfy these obligation or if applicable, the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of the Notes during the shelf registration period (subject to certain exceptions)(each event referred to above, a “Registration Default”), then additional interest will accrue on the principal amount of the Notes, from and including the date on which the date on which any such Registration Default shall occur to, but excluding, the date on which the Registration Default has been cured, in an amount equal to 0.25% per annum (which rate will be increased by an addition 0.25% per annum for each subsequent 90-day period, up to a maximum amount of additional interest of 1.00% per annum).

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is Filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the closing of the Notes referred to above in Item 1.01, the Issuer terminated the remaining outstanding commitments under the Debt Bridge Credit Agreement, dated as of July 28, 2013 among the Issuer, as borrower, the financial institutions listed therein, HSBC Bank USA, N.A., as syndication agent and Barclays Bank PLC, as administrative agent, terminating the Debt Bridge Credit Agreement in its entirety effective November 8, 2013.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Irish Takeover Rules

The Perrigo directors accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1% or more of any relevant securities in Perrigo or Elan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
4.1	Indenture dated as of November 8, 2013, among the Issuer, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee.

4.2	Registration Rights Agreement dated as of November 8, 2013, among the Issuer, the guarantors named therein, Barclays Capital Inc. and HSBC Securities (USA) Inc., acting as representatives of the several initial purchasers named therein.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY LIMITED
(Registrant)

	By:	/s/ Todd W. Kingma
Dated: November 12, 2013		Todd W. Kingma
Director

Exhibit Index

4.1	Indenture dated as of November 8, 2013, among the Issuer, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee.

4.2	Registration Rights Agreement dated as of November 8, 2013, among the Issuer, the guarantors named therein, Barclays Capital Inc. and HSBC Securities (USA) Inc., acting as representatives of the several initial purchasers named therein.